As filed with the Securities and Exchange Commission on
                          June 30, 1997

                                   Registration No. 333-_____



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      ____________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

             FOOD COURT ENTERTAINMENT NETWORK, INC.
     (Exact name of Registrant as specified in its charter)

           Delaware                                 51-0338736
     (State or other juris-                      (I.R.S. Employer
     diction of incorporation                    Identification
     or organization)                            Number)

             Shareholder/Broker Relations Agreement
                      (Full title of Plan)

Food Court Entertainment           James N. Perkins, President
 Network, Inc.                      and Chief Executive Officer
220 East 42nd Street,              Food Court Entertainment
16th Floor                          Network, Inc.
New York, New York 10017           220 East 42nd Street
(212) 983-4500                     16th Floor
(Address, including zip            New York, New York 10017
code, and telephone number,        (212) 983-4500
including area code, of            (Name, address, including zip
Registrant's principal             code, and telephone number,
executive offices)                 including area code, of agent
                                   for service)

                           Copies to:

Stephen F. Ritner, Esquire
Stevens & Lee
One Glenhardie Corporate Center
1275 Drummers Lane
P.O. Box 236
Wayne, Pennsylvania 19087
(610) 964-1480
                      ____________________


                       CALCULATION OF REGISTRATION FEE
                                      Proposed   Proposed
                                      Maximum    Maximum           Amount
Title of each          Amount         Offering   Aggregate         of
Class of Securities    to be          Price      Offering          Registration
to be Registered       Registered     per Unit   Price             Fee
Series A Common Stock, 100,000        $1.44      $144,000          $43.64(1)
 par value $.01
 per share

(1) Calculated in accordance with Rule 457, based on the closing price of $1.44 as reported on the Nasdaq National Market System on June 24, 1997.


                             PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement and made a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

(c) The description of the Company's Series A Common Stock as set forth in the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 21, 1995, pursuant to which the Company registered the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended; and

(d) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicated that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

     The description of the Series A Common Stock is incorporated by reference herein. See "Item 3. Incorporation of Documents by Reference."

Item 5.  Interest of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VIII of the Company's By-laws provide for the indemnification of directors, officers and other authorized representatives of the Company to the maximum extent permitted by the DGCL. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such actions, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The Company's By-laws do not differentiate between derivative actions and other actions.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits

     Exhibits:

Number    Title
------    -----

 4.1      Amended and Restated Certificate of Incorporation of
          Food Court Entertainment Network, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual
          Report on Form 10-KSB for the fiscal year ended
          December 31, 1997).

 4.2      Specimen Form of Series A Common Stock Certificate
          (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 (File No. 33-91054) of Food Court Entertainment Network, Inc.)

 5.1      Opinion of Stevens & Lee

23.1      Consent of Stevens & Lee (included in Exhibit 5.1)

23.2      Consent of Richard A. Eisner & Company, LLP

24.1      Power of Attorney (included on signature page)

99.1      Shareholder/Broker Relations Agreement.
_____


Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      Provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has authorized this registration statement to be signed on its behalf by the undersigned in the City of New York, State of New York on June 16, 1997.

                         FOOD COURT ENTERTAINMENT NETWORK, INC.

                         By:  /s/  James N. Perkins
                              James N. Perkins,
                              President and
                              Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Lenz, James N. Perkins, or Stephen F. Ritner, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and this requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed below by the following persons and in the capacities and on the dates stated.

       Signature


/s/ James N. Perkins       President, Chief    June 16, 1997
James N. Perkins           Executive Officer,
                           and Director
                           (principal executive
                           officer and principal
                           accounting officer)

/s/ Robert H. Lenz         Chairman of the     June 16, 1997
Robert H. Lenz             Board of Directors

/s/ Gary D. Penisten       Director            June 16, 1997
Gary D. Penisten

/s/ Howard W. Phillips     Director            June 16, 1997
Howard W. Phillips

/s/ Robert J. Wussler      Director            June 16, 1997
Robert J. Wussler

/s/ Benjamin Frank         Director            June 16, 1997
Benjamin Frank

/s/ James E. Galton        Director            June 16, 1997
James E. Galton
                          EXHIBIT INDEX

Number    Title
------    -----

 4.1      Amended and Restated Certificate of Incorporation of
          Food Court Entertainment Network, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual
          Report on Form 10-KSB for the fiscal year ended
          December 31, 1997).

 4.2      Specimen Form of Series A Common Stock Certificate
          (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 (File No. 33-91054) of Food Court Entertainment Network, Inc.)

 5.1      Opinion of Stevens & Lee

23.1      Consent of Stevens & Lee (included in Exhibit 5.1)

23.2      Consent of Richard A. Eisner & Company, LLP

24.1      Power of Attorney (included on signature page)

99.1      Shareholder/Broker Relations Agreement.
_____